Exhibit 10.22

Execution Version

AMENDMENT TO PROMISSORY NOTES

THIS AMENDMENT TO PROMISSORY NOTES (this “Amendment”) is made and entered into effective as of December 10,2015 (“Effective Date”), by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Borrower”), and MONACO FINANCIAL, LLC, a California limited liability company (the “Lender”). The Borrower and the Lender are sometimes hereinafter referred to as the “Parties.” All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to such terms in the Acquisition Agreement (as defined below).

Background Information

The Lender and the Borrower are parties to a Loan Agreement, dated as of August 14,2014 (the “Loan Agreement”). Pursuant to the Loan Agreement, the Lender has loaned an aggregate of $10.0 million, as evidenced by (a) the Promissory Note, dated August 14, 2014 (the “August Note”), in the principal amount of $5.0 million, (b) the Promissory Note, dated October 1, 2014 (the “October Note”), in the principal amount of $2.5 million, and (c) the Promissory Note, dated December 1, 2014 (the “December Note” and, together with the August Note and the October Note, the “Notes”), in the principal amount of $2.5 million. The Borrower, the Lender, and certain affiliates of the Lender are parties to an Acquisition Agreement, dated as of December 10, 2015 (the “Acquisition Agreement”), pursuant to which the parties thereto agreed to (x) amend and otherwise modify certain provisions of the Notes and (y) provide for the satisfaction of the Monaco Advances (as defined in the Acquisition Agreement). The purpose of this Amendment is to set forth the Parties mutual agreements and understandings with respect to the amendments and modifications to the Notes and the satisfaction of the Monaco Advances.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A. Notwithstanding any provision of the August Note to the contrary, no interest shall accrue on the unpaid principal balance of the August Note on or after the Effective Date.

B. Section 1.4 of the August Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“1.4. [Removed and Reserved]”

C. Section 1.5 of the August Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“1.5. [Removed and Reserved]”

D. Section 1.6 of the August Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“1.6. Manner of Payment. Except as otherwise set forth in Section 1.7, all payments of principal and interest on this Note shall be made by check at such place in the United States of America as the Investor shall designate to the Company in writing or by such other manner as the Company and the Investor may agree.”

E. Section 1.7 of the August Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

1.7. Payment. The outstanding balance due under this Note shall be reduced by (a) the amount of cash and the value of assets other than cash received by any of the Buyer Parties from the SS Central America project, as contemplated by the second bullet point set forth in Section 1.01(d) of the Disclosure Schedules, and (b) if the amounts described in the foregoing clause (a) is insufficient to satisfy in full the Company’s obligations under this Note on or before December 31, 2017, then the amounts otherwise payable to the Company pursuant to Section 2.06 of the Acquisition Agreement, which shall be paid to the Investor instead of the Company until the outstanding principal amount and accrued interest, if any, under this Note is reduced to zero. Any reductions pursuant to the foregoing provisions of this Section 1.7 shall be first applied to any accrued interest and then to the outstanding principal balance.

F. The principal balance outstanding under the October Note is hereby reduced by $2.2 million, to $300,000, as of the Effective Date. Interest shall continue to accrue on the unpaid principal balance in accordance with the terms of the October Note.

G. Section 1.4 of the October Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“1.4 Principal and Interest Repayment. The entire unpaid principal amount of this Note as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be due and payable on or before December 31, 2017 (the “Maturity Date).”

H. Section 1.4 of the December Note is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“1.4 Principal and Interest Repayment. The entire unpaid principal amount of this Note as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be due and payable on or before December 31, 2017 (the “Maturity Date).”

I. The obligations of the Borrower with respect to the Monaco Advances (as defined in the Acquisition Agreement) shall be deemed paid in full as of the Effective Date, and the Borrower shall have no further obligations to the Lender thereunder.

J. In furtherance of the foregoing, at the Closing (as defined in the Acquisition Agreement), the Lender shall deliver the promissory notes evidencing the Advances to the Borrower marked “CANCELLED.”

K. The Parties acknowledge that (i) the number of shares of Oceanica Resources S. de R.L. that may be purchased by Monaco under the option granted to Monaco pursuant to Paragraph (C)(3) of the Loan Agreement (the “Option”) shall be based upon the full $10.0 million funded by Monaco and (ii) subject to the other terms of the Loan Agreement, the Option shall be exercisable until December 31, 2017.

L. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

M. Except as modified and amended hereby, the Notes and the Loan Agreement shall remain in full force and effect.

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

By:
Mark D. Gordon
President and Chief Executive Officer

MONACO FINANCIAL, LLC

By:
Michael A. Carabini
President